Exhibit 4.5



                         REGISTRATION RIGHTS AGREEMENT

                         Dated as of December 21, 2004

                                 by and among

                                RCN CORPORATION
                                as the Company,

                                      and

                                the Purchasers,

                              as defined herein.

                 7.375% Convertible Second-Lien Notes Due 2012

                               TABLE OF CONTENTS

1.   Definitions...............................................................1

2.   Shelf Registration........................................................5

3.   Additional Interest.......................................................7

4.   Registration Procedures...................................................8

5.   Registration Expenses....................................................14

6.   Black-Out Period.........................................................15

7.   Indemnification..........................................................16

8.   Rules 144 and 144A.......................................................20

9.   Underwritten Registrations...............................................20

10.  Miscellaneous............................................................21

                         REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement (this "Agreement") is dated as of December 21, 2004, and entered into by and among RCN Corporation, a Delaware corporation (the "Company"), and the institutional investors whose names and addresses are listed on Schedule I and Schedule II hereto (each a "Purchaser" and collectively, the "Purchasers").

         This Agreement is entered into in connection with that certain Note Purchase Agreement, dated as of December 21, 2004 (the "Purchase Agreement"), by and among the Company, certain subsidiaries of the Company that are required to be guarantors under the Indenture (as defined below) (the "Guarantors"), and the Purchasers, which provides for the sale by the Company to the Purchasers of $125,000,000 aggregate principal amount of the Company's 7.375% Convertible Second-Lien Notes Due 2012 (the "Notes"), which are convertible into common stock of the Company, par value $0.01 per share (the "Underlying Shares"). The Notes are being issued pursuant to an Indenture, dated as of the date hereof (the "Indenture"), by and among the Company, the Guarantors and HSBC Bank USA, National Association, as trustee.

         In order to induce each Purchaser to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement for the benefit of the Purchasers and certain subsequent holder or holders of the Notes or Underlying Shares as provided herein. The execution and delivery of this Agreement is a condition to the Purchasers' obligation to purchase the Notes under the Purchase Agreement.

         The parties hereby agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

         "Additional Interest" shall have the meaning set forth in Section 3(a) hereto.

         "Agreement" shall have the meaning set forth in the first introductory paragraph hereto.

         "Amendment Effectiveness Deadline Date" shall have the meaning set forth in Section 2(d)(i) hereto.

         "Amount of Registrable Securities" shall mean (a) with respect to Notes constituting Registrable Securities, the aggregate principal amount of all such Notes outstanding, (b) with respect to Underlying Shares constituting Registrable Securities, the aggregate number of such Underlying Shares outstanding multiplied by the Conversion Price (as defined in the Indenture relating to the Notes upon the conversion of which such Underlying Shares were issued) in effect at the time of computing the Amount of Registrable Securities or, if no such Notes are then outstanding, the last Conversion Price that was in effect under such Indenture when any such Notes were last outstanding, and (c) with respect to combinations thereof, the sum of (a) and
(b) for the relevant Registrable Securities.

         "Business Day" shall mean any day that is not a Saturday, Sunday or a day on which banking institutions in New York City are authorized or required by law to be closed.

         "Closing Date" shall mean December 21, 2004.

         "Company" shall have the meaning set forth in the first introductory paragraph hereto and includes the Company's successors and assigns.

         "Controlling Person" shall have the meaning set forth in Section 7 hereof.

         "Damages Payment Date" shall have the meaning set forth in Section 3(b) hereof.

         "Depositary" shall mean The Depository Trust Company or any successor that is appointed by the Company; provided, however, that such depositary must have an address in the Borough of Manhattan, in The City of New York.

         "Designated Counsel" shall mean one firm of counsel chosen by the Holders of a majority in Amount of Registrable Securities to be included in a Registration Statement for a Shelf Registration and identified to the Company in writing prior to the filing of such Registration Statement.

         "Effectiveness Date" shall mean the date that is the 90th day after the date the Initial Shelf Registration is filed with the SEC.

         "Effectiveness Period" shall have the meaning set forth in Section 2(a) hereof.

         "End of Suspension Notice" shall have the meaning set forth in
Section 6(b) hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Filing Date" shall mean the date that is the 60th day after the date on which the Company files its Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

         "Guarantors" shall have the meaning set forth in the second introductory paragraph hereto.

         "Holder" shall mean any holder of Registrable Securities.

         "Indemnified Holder" shall have the meaning set forth in Section 7 hereof.

         "Indemnified Person" shall have the meaning set forth in Section 7 hereof.

         "Indemnifying Person" shall have the meaning set forth in Section 7 hereof.

         "Indenture" shall have the meaning set forth in the second introductory paragraph hereto.

         "Initial Shelf Registration" shall have the meaning set forth in
Section 2(a) hereof.

         "Inspectors" shall have the meaning set forth in Section 4(m) hereof.

         "NASD" shall have the meaning set forth in Section 4(p) hereof.

         "Notes" shall have the meaning set forth in the second introductory paragraph hereto.

         "Notice and Questionnaire" shall mean a written notice delivered to the Company containing substantially the information called for by the Form of Selling Securityholder Notice and Questionnaire attached hereto as Appendix A.

         "Outside Date" shall mean September 30, 2005.

         "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated association, trust or joint venture, or a governmental agency or political subdivision thereof.

         "Prospectus" shall mean the prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

         "Purchase Agreement" shall have the meaning set forth in the second introductory paragraph hereto.

         "Purchasers" shall have the meaning set forth in the first introductory paragraph hereto.

         "QIU" shall have the meaning set forth in Section 4(p) hereof.

         "Records" shall have the meaning set forth in Section 4(m) hereof.

         "Registrable Securities" shall mean all Notes and all Underlying Shares upon original issuance thereof and at all times subsequent thereto until the earliest to occur of (i) a Registration Statement covering such Notes and Underlying Shares having been declared effective by the SEC and such Notes and Underlying Shares having been disposed of in accordance with such effective Registration Statement, (ii) such Notes and Underlying Shares having been sold in compliance with Rule 144 (without giving any effect to Rule 144(k)), (iii) such Notes and any Underlying Shares ceasing to be outstanding or (iv) the third anniversary after the initial effective date of such Registration Statement (subject to extension as provided in Section 2 hereof).

         "Registration Default" shall have the meaning set forth in Section 3(a) hereof.

         "Registration Statement" shall mean any registration statement of the Company filed with the SEC pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all documents incorporated by reference or deemed to be incorporated by reference in such registration statement.

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

         "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC.

         "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Selling Holder" shall mean, on any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.

         "Shelf Registration" shall have the meaning set forth in Section 2(b) hereof.

         "Shelf Registration Statement" shall have the meaning set forth in
Section 2(b) hereof.

         "Subsequent Shelf Registration" shall have the meaning set forth in
Section 2(b) hereof.

         "Suspension Event" shall have the meaning set forth in Section 6(b) hereof.

         "Suspension Notice" shall have the meaning set forth in Section 6(b) hereof.

         "TIA" shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Trustee" shall mean the Trustee under the Indenture.

         "Underlying Shares" shall have the meaning set forth in the second introductory paragraph hereto.

         "Underwritten Registration" or "Underwritten Offering" shall mean a registration in which securities of the Company are sold to an underwriter for reoffering to the public.

2.   Shelf Registration.
     ------------------

         (a) Shelf Registration. The Company shall file with the SEC a "shelf" Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration") on or prior to the Filing Date.

         The Initial Shelf Registration shall be on Form S-1, Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by Holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings; provided, that the lead or managing underwriter in any Underwritten Offerings shall be reasonably acceptable to the Company). The Company may permit securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration; provided, however, that to the extent that any securities may not be included on any such registration for any reason, no securities other than Registrable Securities shall be included therein unless all Registered Securities requested to be included therein are so included.

         The Company shall use its commercially reasonable efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep such Initial Shelf Registration continuously effective under the Securities Act until the date that is three (3) years after the Effectiveness Date, provided such period shall automatically be extended to the extent required to permit brokers and dealers to comply with Rule 174 under the Securities Act, as provided in
Section 6 hereof or as otherwise provided herein (such period, as it may be extended or shortened pursuant to this Agreement, the "Effectiveness Period"), or such shorter period ending when no Registrable Securities continue to be outstanding.

         (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), the Company shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five
(45) days of such cessation of effectiveness amend the Initial Shelf Registration in a manner to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to cause the Subsequent Shelf Registration to be declared effective under the Securities Act as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein, the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration and the term "Shelf Registration Statement" means any Registration Statement filed in connection with a Shelf Registration.

         (c) Supplements and Amendments. The Company shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or, in the reasonable discretion of the Company, if reasonably requested by the Holders of the majority in Amount of Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities; provided, however, that the Company shall not be required to supplement or amend the Shelf Registration Statement during the occurrence of any of the events described in Section 6(a)(i) or (ii).

         (d) Notice and Questionnaire. Each Holder agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this
Section 2(d) and Section 4 hereof. Each Holder wishing to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least five (5) Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement is declared effective, the Company shall, as promptly as practicable after the date a Notice and Questionnaire is delivered, and in any event upon five (5) Business Days after such date:

               (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its commercially reasonable efforts to cause such post-effective amendment to be declared effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Deadline Date") that is forty-five (45) days after the date such post-effective amendment is required by this clause to be filed; provided, however, that such period shall be tolled for so long as information provided by or requested to be provided by any such Holder is reasonably likely to prevent the effectiveness of any such post-effective amendment or supplement;

               (ii) provide such Holder copies of any documents filed pursuant to Section 2(d)(i); and

               (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(d)(i). Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that has not delivered a complete

         Notice and Questionnaire in accordance with this Section 2(d) and such other information to the Company as required by Section 4(r) hereof.

3.   Additional Interest.
     -------------------

         (a) The Company and the Purchasers agree that the Holders will suffer damages if the Company fails to fulfill certain of its obligations under
Section 2 hereof or otherwise permits certain circumstances to exist and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Company agrees to pay additional interest on the Notes ("Additional Interest") under the circumstances and to the extent set forth below (each of which shall be given independent effect; each a "Registration Default"):

               (i) if the Initial Shelf Registration is not filed on or prior to the Filing Date, then commencing on the day after the Filing Date, the interest rate on the Notes shall automatically increase by an amount equal to 0.25% per annum of the principal amount of the Notes and thereafter the interest rate on the Notes shall automatically increase by an additional amount equal to 0.25% per annum each subsequent ninety (90)-day period until all Registration Defaults have been cured, subject to a maximum increase in the interest rate pursuant to this Section 3 of 2.0%;

               (ii) if the Initial Shelf Registration or Subsequent Shelf Registration is not declared effective by the SEC on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, the interest rate on the Notes shall automatically increase by an amount equal to 0.25% per annum of the principal amount of the Notes and thereafter the interest rate on the Notes shall automatically increase by an additional amount equal to 0.25% per annum each subsequent ninety (90)-day period until all Registration Defaults have been cured, subject to a maximum increase in the interest rate pursuant to this Section 3 of 2.0%;

               (iii) if the Initial Shelf Registration or Subsequent Shelf Registration is not declared effective by the SEC on or prior to the Outside Date, then commencing on the day after the Outside Date, the interest rate on the Notes shall automatically increase by an amount equal to 0.25% per annum of the principal amount of the Notes and thereafter the interest rate on the Notes shall automatically increase by an additional amount equal to 0.25% per annum each subsequent ninety (90)-day period until all Registration Defaults have been cured, subject to a maximum increase in the interest rate pursuant to this Section 3 of 2.0%; and

               (iv) if a Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period, then commencing on the day after the date such Shelf Registration ceases to be effective, the interest rate on the Notes shall automatically increase by an amount equal to 0.25% per annum of the principal amount of the Notes and thereafter the interest rate on the Notes shall automatically increase by an additional amount equal to 0.25% per annum each subsequent ninety
         (90)-day period until all Registration Defaults have been cured, subject to a maximum increase in the interest rate pursuant to this
         Section 3 of 2.0%;

provided, however, that Additional Interest on the Notes may not accrue under more than one of the foregoing clauses (i), (ii), (iii) and (iv) at any one time; and provided further, however, that (1) upon the filing of the Initial Shelf Registration as required hereunder (in the case of clause (a)(i) of this Section 3), (2) upon the effectiveness of the Initial Shelf Registration or Subsequent Shelf Registration as required hereunder (in the case of clause
(a)(ii) and (a)(iii) of this Section 3), or (3) upon the effectiveness of a Shelf Registration which had ceased to remain effective (in the case of (a)(iv) of this Section 3), Additional Interest on the Notes as a result of such clause shall cease to accrue and the interest rate on the Notes will revert to the original interest rate of the Notes if no other Registration Default has occurred and is continuing; provided, however, any Additional Interest that has accrued and remains unpaid prior to the date on which the Company's obligation to pay Additional Interest ceases, shall be payable to the Holders of the Notes; provided further, that if additional interest on the Notes is owed pursuant to the Purchase Agreement or default interest is owed on the Notes pursuant to the terms of the Indenture, then on the date on which the Registration Default is cured, the interest rate on the Notes will revert to the then applicable rate on the Notes. Additional interest shall be computed based on the actual number of days elapsed during which any such Registration Default exists. Notwithstanding the foregoing, the maximum increase in the interest rate on the Notes pursuant to Section 4(k) of the Purchase Agreement and this Section 3 shall not in the aggregate exceed 2.0% per annum.

         (b) So long as Registrable Securities remain outstanding, the Company shall notify the Trustee within five (5) Business Days after each and every date on which an event occurs in respect of which Additional Interest is required to be paid. Any amounts of Additional Interest due pursuant to clause
(a)(i), (a)(ii), (a)(iii) or (a)(iv) of this Section 3 will be payable in cash semi-annually on each January 15 and July 15 (each, a "Damages Payment Date"), commencing with the first such date occurring after any such Additional
Interest commences to accrue, to Holders to whom regular interest on the Notes is payable on such Damages Payment Date.

4.   Registration Procedures.
     -----------------------

         In connection with the filing of any Registration Statement pursuant to Section 2 hereof, the Company shall effect such registrations to permit the sale of the securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto and in connection with any Registration Statement filed by the Company hereunder the Company shall:

         (a) Prepare and file with the SEC, on or prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 hereof, and use its commercially reasonable efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to and afford the Holders of the Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters, if any, a reasonable opportunity to review copies of all such documents proposed to be filed (in each case, where possible, at least three (3) Business Days prior to such filing, or such later date as is reasonable under the circumstances). The Company shall not file any Registration Statement or Prospectus or any amendments or supplements thereto if the Holders of a majority in Amount of Registrable Securities covered by such Registration Statement or the managing underwriter or underwriters, if any, shall reasonably object in writing within such period.

         (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period; cause the related Prospectus to be supplemented by any Prospectus supplement required by applicable law, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented.

         (c) Notify the Selling Holders, Designated Counsel, if any, and the managing underwriter or underwriters, if any, promptly (but in any event within two (2) Business Days), (i) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective under the Securities Act (including in such notice a written statement that any Holder may, upon request, obtain, at the sole expense of the Company, conformed copies of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) of the happening of any event, the existence of any condition or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in or amendments or supplements to such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

         (d) Use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus and, if any such order is issued, to use its commercially reasonable efforts to obtain the withdrawal of any such order at the earliest possible moment, and provide prompt notice to the Selling Holders, Designated Counsel, if any, and the managing underwriter or underwriters, if any, of the withdrawal of any such order.

         (e) If requested by the managing underwriter or underwriters, if any, or the Holders of the majority in Amount of Registrable Securities being sold in connection with an underwritten offering and reasonably acceptable to the Company (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or such Holders reasonably determine, in consultation with the Company, is necessary to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment and
(iii) supplement or make amendments to such Registration Statement.

         (f) Furnish to each Selling Holder, Designated Counsel, if any, and the managing underwriter or underwriters, if any, at the sole expense of the Company, conformed copies of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

         (g) Deliver to each Selling Holder, Designated Counsel, if any, and the managing underwriter or underwriters, if any, at the sole expense of the Company, as many copies of the Prospectus (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities, the managing underwriter or underwriters, if any, and dealers, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

         (h) The Company agrees to cause the Company's counsel to perform blue sky investigations and file registrations and qualifications required to be filed in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities or offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any Selling Holder or the managing underwriter or underwriters, if any, reasonably request, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable under blue sky laws to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, or (B) subject itself to taxation in any such jurisdiction where it is not then so subject.

         (i) Cooperate with the Selling Holders, the managing underwriter or underwriters, if any, and their respective counsel to facilitate the timely preparation and delivery of certificates representing shares of Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with the Depositary; and enable such shares of Registrable Securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or Holders may reasonably request.

         (j) Upon the occurrence of any event contemplated by Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, as promptly as practicable prepare and (subject to Section 4(a) hereof) file with the SEC, at the sole expense of the Company, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         (k) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with the Depositary and (ii) provide CUSIP numbers for the Registrable Securities.

         (l) In connection with any underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement, reasonably satisfactory in form and substance to the Company, as is customary in underwritten offerings of securities similar to the Registrable Securities and take all such other actions as are reasonably requested by the managing underwriter or underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities and, in such connection, (i) make such representations and warranties to, and covenants with, the managing underwriter or underwriters with respect to the business of the Company and its subsidiaries (including any acquired business, properties or entity, if applicable) and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings of securities similar to the Registrable Securities and confirm the same in writing if and when requested; (ii) obtain the written opinion of counsel to the Company and written updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters, addressed to the managing underwriter or underwriters covering the matters customarily covered in opinions requested in underwritten offerings of securities similar to the Registrable Securities and such other matters as may be reasonably requested by the managing underwriter or underwriters; (iii) obtain "cold comfort" letters and updates thereof in form, scope and substance reasonably satisfactory to the managing underwriter or underwriters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included or incorporated by reference in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings of securities similar to the Registrable Securities and such other matters as reasonably requested by the managing underwriter or underwriters; and (iv) if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable to the sellers and underwriters, if any, than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriter or underwriters or agents, if any). The above shall be done as and to the extent required by such underwriting agreement.

         (m) Make available at reasonable times for inspection by one or more representatives of the Selling Holders, designated in writing by Holders of a majority in Amount of Registrable Securities to be included in such Registration Statement of such Registrable Securities being sold, any managing underwriter or underwriters participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such Selling Holder or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours at such time or times as shall be mutually convenient for the Company and the Inspectors as a group, all financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such Inspector in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and any Records that it notifies the Inspectors are confidential shall not be disclosed by any Inspector unless
(i) the disclosure of such Records is necessary to avoid or correct a material misstatement or material omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is, in the opinion of counsel for any Inspector, necessary or advisable in connection with any action, claim, suit or proceeding, directly involving or potentially involving such Inspector and arising out of, based upon, relating to, or involving this Agreement or any transactions contemplated hereby or arising hereunder or (iv) the information in such Records has been made generally available to the public other than through the acts of such Inspector; provided, however, that prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by such Inspector pursuant to clauses (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (m)). Each Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such actions are otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of the Holder or any Inspector, unless and until such information in such Records has been made generally available to the public other than as a result of a breach of this Agreement.

         (n) Provide (i) the Holders of the Registrable Securities to be included in such Registration Statement and Designated Counsel, if any, (ii) the underwriters (which term, for purposes of this Registration Rights Agreement, shall include a Person deemed to be an underwriter within the meaning of Section 2(11) of the Securities Act), if any, thereof, (iii) the sales or placement agent, if any, thereof, and (iv) one counsel for such underwriters or agents, reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC, and each amendment or supplement thereto.

         (o) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than forty-five (45) days after the end of any twelve (12)-month period (or ninety
(90) days after the end of any twelve (12)-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or commercially reasonable efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said twelve (12)-month periods.

         (p) Cooperate with each Selling Holder of Registrable Securities covered by any Registration Statement and the managing underwriter or underwriters, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the NASD, Inc. (the "NASD"), including, if the Conduct Rules of the NASD or any successor thereto as amended from time to time so require, engaging a "qualified independent underwriter" ("QIU") as contemplated therein and making Records available to such QIU as though it were a participating underwriter for the purposes of Section 4(m) and otherwise applying the provisions of this Agreement to such QIU (including indemnification) as though it were a participating underwriter.

         (q) Cause the Indenture to be qualified under the TIA and in connection therewith, cooperate with the Trustee and the Holders of the Registrable Securities and their respective counsel to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its commercially reasonable efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner.

         (r) Use its commercially reasonable efforts to take all other steps necessary or advisable to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

         Each Holder agrees, by acquisition of the Registrable Securities, that no Holder shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2(d) hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Selling Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Selling Holder not misleading and any other information regarding such Selling Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in the light of the circumstances under which they were made, not misleading.

         The Company may require each Selling Holder of Registrable Securities as to which any registration is being effected to furnish to the Company such additional information regarding such Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request to the extent necessary or advisable to comply with the Securities Act. The Company may exclude from such registration the Registrable Securities of any Selling Holder if such Holder fails to furnish such additional information within twenty (20) Business Days after receiving such request. Each Selling Holder as to which any Shelf Registration is being effected agrees to furnish promptly to the Company all information required to be disclosed so that the information previously furnished to the Company by such Holder is not materially misleading and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made.

         Each Holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon the happening of any event of the kind described in Section 4(c)(ii), 4(c)(iii) or 4(c)(iv) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(j) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto.

5.   Registration Expenses.
     ---------------------

         (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or blue sky laws, including, without limitation, reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as provided in Section 4(h) hereof), (ii) printing expenses, including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with the Depositary and of printing prospectuses if the printing of prospectuses is requested by the managing underwriter or underwriters, if any, or by the Holders of the majority in Amount of Registrable Securities included in any Registration Statement, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in Section 4(l)(iii) hereof (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), (vi) Securities Act liability insurance, if the Company desires such insurance,
(vii) fees and expenses of all other Persons retained by the Company, (viii) internal expenses of the Company (including, without limitation, all salaries and expenses of officers and employees of the Company performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, if applicable, and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements and any other documents necessary in order to comply with this Agreement. Notwithstanding anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and brokerage commissions with respect to any Registrable Securities sold by it and, except as set forth in Section 5(b) below the Company shall not be responsible for the fees and expenses of any counsel for the Holders.

         (b) The Company shall reimburse the Holders of the Registrable Securities being registered in a Shelf Registration for the reasonable fees and disbursements, not to exceed $75,000, of Designated Counsel.

         (c) Black-Out Period.Subject to the provisions of this Section 6 and a good faith determination by a majority of the members of the Board of Directors of the Company that it is in the best interests of the Company to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to the Holders, may direct the Holders to suspend sales of the Registrable Securities pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable (but in no event for more than an aggregate of sixty (60)-days in any rolling twelve (12)-month period commencing on the Closing Date, or thirty (30)-days in any rolling ninety
(90)-day period, and no more than two (2) separate times in any rolling 12 month period) if any of the following events shall occur: (i) a primary Underwritten Offering by the Company where the Company is advised by the representative of the managing underwriters for such Underwritten Offering that the sale of Registrable Securities pursuant to the Registration Statement would have a material adverse effect on the Company's Underwritten Offering;
(ii) a majority of the members of the Board of Directors of the Company in good faith determine that (A) the offer or sale of any Registrable Securities would materially impede, delay or interfere with any material proposed acquisition, merger, tender offer, business combination, corporate reorganization, consolidation or other similar material transaction involving the Company, (B) after the advice of counsel, sale of Registrable Securities pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C) disclosure could have a material adverse effect on the Company or the Company's ability to consummate such transaction in each case under circumstances that would make it impracticable or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) a majority of the members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (A) including in the Registration Statement any Prospectus required under Section 10(a)(3) of the Securities Act; (B) reflecting in the Prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (C) including in the Prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to permit resumed use of the Registration
Statement as soon as possible.

         (d) In the case of an event that causes the Company to suspend the use of a Registration Statement (a "Suspension Event"), the Company shall give written notice (a "Suspension Notice") to the Holders to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and certify, by an officer of the Company, that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Securities pursuant to such Registration Statement (or such filings) at any time after receiving a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder's possession of the Prospectus covering the Registrable Securities at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Securities pursuant to the Registration Statement (or such filings) following further notice to such effect (an "End of Suspension Notice") from the Company, which End of Suspension Notice shall be given by the Company to the Holders in the manner described above promptly following the conclusion of any Suspension Event and its effect.

         (e) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 6 with respect to any Registration Statement, the Company agrees that it shall extend the period of time during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of the giving of a Suspension Notice to and including the date when Holders shall have received an End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales, with respect to each Suspension Event; provided such period of time shall not be extended beyond the date that Underlying Shares are not Registrable Securities.

6.   Indemnification.
     ---------------

         The Company agrees to indemnify and hold harmless (i) each Holder (which, for the absence of doubt, for purposes of this Section 7 shall include the Purchasers), (ii) each Person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any Holder (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), (iii) the respective officers, directors, partners, members, employees, representatives and agents of any Holder (including any predecessor holder) or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), against any losses, claims, damages, liabilities or expenses to which such Indemnified Holder may become subject under the Securities Act or otherwise, (A) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, (B) insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances in which they were made, (C) to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or (D) insofar as such losses, claims, damages, liabilities or expenses arise out investigating, preparing or defending against any litigation, or any investigation or proceeding by any court or governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, however, that the Company will not be liable under this paragraph, to the extent that
(i) any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in any such Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus in reliance upon and in conformity with written information relating to any Holder furnished to the Company or any underwriter by or on behalf of such Holder specifically for use in therein or (ii) any untrue statement contained in or omission from a preliminary Prospectus if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such liabilities who purchased Underlying Shares, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Underlying Shares to such Person and the untrue statement contained in or omission from such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented if the Company shall have furnished any amendments or supplements thereto). The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any such Holder. The Company shall notify such Indemnified Holder promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or such Indemnified Holder.

         The Company agrees to reimburse each Indemnified Holder upon demand for any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Registrable Securities, whether or not such Indemnified Holder is a party to any action or proceeding. In the event that it is finally judicially determined that an Indemnified Holder was not entitled to receive payments for legal and other expenses pursuant to this paragraph, such Indemnified Holder will promptly return all sums that had been advanced pursuant hereto.

         Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers and each Person who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as the indemnity provided in the first paragraph of this Section 7 from the Company to each Holder, but only with reference to such losses, claims, damages, liabilities or expenses which are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to a Holder furnished to the Company or any underwriter in writing by such Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto or any related preliminary prospectus. The liability of any Holder under this paragraph shall in no event exceed the net proceeds received by such Holder from sales of Registrable Securities giving rise to such obligation.

         In case any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to either of the first and third paragraphs of this Section 7, such Person (the "Indemnified Person") shall promptly notify the Person or Persons against whom such indemnity may be sought (each an "Indemnifying Person") in writing. No indemnification provided for in the first or third paragraphs of this Section 7 shall be available to any Person who shall have failed to give notice as provided in this paragraph if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the Indemnifying Person or Persons from any liability which it or they may have to the Indemnified Person for contribution or otherwise than on account of the provisions of the first and third paragraphs of this Section 7. In case any such proceeding shall be brought against any Indemnified Person and it shall notify the Indemnifying Person of the commencement thereof, the Indemnifying Person shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Person similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person and shall pay as incurred (or within 30 days of presentation) the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Person shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the Indemnified Person in the event (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the Indemnifying Person shall have failed to assume the defense and employ counsel reasonably acceptable to the Indemnified Person within a reasonable period of time after notice of commencement of the action. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such Indemnified Persons. Such firm shall be designated in writing by a majority in Amount of Registrable Securities in the case of parties indemnified pursuant to the first paragraph of this Section 7 and by the Company in the case of parties indemnified pursuant to the third paragraph of this Section 7. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify the Indemnified Person from and against any loss or liability by reason of such settlement or judgment. In addition, the Indemnifying Person will not, without the prior written consent of the Indemnified Person, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding.

         To the extent the indemnification provided for in this Section 7 is unavailable to or sufficient to hold harmless an Indemnified Person under the first or third paragraph of this Section 7 in respect of any losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to therein, except by reason of the exceptions set forth in the first or third paragraphs of this Section 7 or the failure of the Indemnified Person to give notice as required in the fourth paragraph of this
Section 7, then each Indemnifying Person shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other hand from the offering of the Notes pursuant to the Purchase Agreement and the Registrable Securities pursuant to any Shelf Registration. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Person on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and any Indemnified Holder on the other shall be deemed to be in the same proportion as the total net proceeds (before deducting expenses) received by the Company from the offering and sale of the Notes bear to the total net proceeds received by such Indemnified Holder from sales of Registrable Securities giving rise to such obligations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Indemnified Holder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Purchasers agree that it would not be just and equitable if contributions pursuant to the immediately preceding paragraph of this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages, liabilities or expenses (or actions or proceedings in respect thereof) referred to in the immediately preceding paragraph shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim or enforcing any rights hereunder. Notwithstanding the provisions of this paragraph and the immediately preceding paragraph of this Section 7, (i) in no event shall any Holder be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the offering or sale of the Registrable Securities pursuant to a Shelf Registration Statement exceeds the amount of damages which such Holder would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         Except as otherwise provided in this Section 7, any losses, claims, damages, liabilities or expenses for which an Indemnified Person is entitled to indemnification or contribution under this Section 7 shall be paid by the Indemnifying Person to the Indemnified Person as such losses, claims, damages, liabilities or expenses are incurred (or within thirty (30) days of presentation).

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder or by or on behalf of the Company, its officers or directors or any other Person controlling any of the Company and (iii) acceptance of and payment for any of the Registrable Securities.

7.   Rules 144 and 144A.
     ------------------

         With a view to making available to the Holders the benefits of Rule 144 and Rule 144A, for so long as any Registrable Securities remain outstanding and regardless of whether or not the Company has a class of securities registered under the Exchange Act, the Company shall: (1) keep adequate current public information available (as required by Rule 144); (2) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; (3) furnish to each Holder promptly upon request, (A) a written statement by the Company, if true, that it has complied with the applicable reporting requirements of Rules 144 and 144A, the Securities Act and the Exchange Act,
(B) a copy of the most recent annual or quarterly report of the Company and copies of such other reports and documents so filed by the Company, (C) the information required by Rule 144A(d)(4) (or any successor rule) under the Securities Act, and (D) such other information as may be reasonably requested to permit the Holders to sell such Registrable Securities pursuant to Rule 144 (without regard to Rule 144(k)) and Rule 144A, in each case, without registration. Notwithstanding the foregoing, the provisions of clauses (1) and
(2) shall not apply with respect to the filing by the Company of its (i) Form 10-Q for the first fiscal quarter of 2005 until June 14, 2005 and (ii) Form 10-K for the 2004 fiscal year until April 30, 2005.

8.   Underwritten Registrations.
     --------------------------

         If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by the majority in Amount of Registrable Securities to be included in such offering in consultation with the Company; provided, that no managing investment banker or underwriter shall be chosen to which the Company shall reasonably object.

         No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

9.   Miscellaneous.
     -------------

         (a) No Inconsistent Agreements. The Company has not, as of the date hereof, and the Company shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

         (b) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would materially and adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

         (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of the Company and the Holders of not less than the majority in Amount of Registrable Securities then outstanding; provided, however, that
Section 7 and this Section 10(c) may not be amended, modified or supplemented without the prior written consent of the Company and each Holder (including, in the case of an amendment, modification or supplement of Section 7, any Person who was a Holder of Registrable Securities disposed of pursuant to any Registration Statement). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement.

         (d) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or facsimile:

               (1) if to a Holder, at the most current address of such Holder set forth on the records of the registrar under the Indenture, in the case of Holders of Notes, and the stock ledger of the Company, in the case of Holders of common stock of the Company, unless, in either such case, any Holder shall have provided notice information in a Notice and Questionnaire or any amendment thereto, in which case such information shall control.

               (2)  if to the Company:

                      RCN Corporation
                      105 Carnegie Center
                      Princeton, New Jersey 08540
                      Facsimile No.: (609) 734-3701
                      Attention: Deborah M. Royster, Esq.

                    with copies to (which shall not constitute notice):

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      Four Times Square
                      New York, New York 10036
                      Facsimile No.: (212) 735-2000
                      Attention: Alan G. Straus, Esq.

         All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; one Business Day after being timely delivered to a next-day air courier; and when the addressor receives facsimile confirmation, if sent by facsimile during normal business hours, and otherwise on the next Business Day during normal business hours.

         (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation, the Holders and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire the Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable
Securities, such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof.

         (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH OF THE PARTIES HERETO WAIVES
ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

         (i) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

         (j) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage in Amount of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

         (k) Third-Party Beneficiaries. Holders of Registrable Securities are intended third party beneficiaries of this Agreement and the Company and each Holder shall have the right to enforce this Agreement directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

         (l) Entire Agreement. This Agreement, together with the Purchase Agreement, the Indenture and the Note, is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the Purchasers on the one hand and the Company on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.


                           [Signature page follows]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                           RCN CORPORATION


                                           By: /s/ Patrick T. Hogan
                                              ----------------------------------
                                              Name:  Patrick T. Hogan
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


                                           D. E. SHAW LAMINAR LENDING 2, INC.


                                           By: /s/ Max Holmes
                                              ----------------------------------
                                              Name:  Max Holmes
                                              Title: Authorized Signatory


              [Signature Page to Registration Rights Agreement]

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                           Canpartners Investments IV, LLC


                                           By: /s/ Joshua S. Friedman
                                              ----------------------------------
                                              Name:  Joshua S. Friedman
                                              Title: Authorized Signatory


              [Signature Page to Registration Rights Agreement]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                           SENECA CAPITAL, L.P.


                                           By: /s/ Doug Hirsch
                                              ----------------------------------
                                              Name:  Doug Hirsch
                                              Title: Managing Member


              [Signature Page to Registration Rights Agreement]

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                           RCN CORPORATION,
                                             as Attorney-in-Fact for each of the
                                             Purchasers named in Schedule II
                                             hereto


                                           By: /s/ Patrick T. Hogan
                                              ----------------------------------
                                              Name:  Patrick T. Hogan
                                              Title: Chief Financial Officer


              [Signature Page to Registration Rights Agreement]

                                  Appendix A

                           Notice and Questionnaire
                           ------------------------

            FORM OF SELLING SECURITYHOLDER NOTICE AND QUESTIONNAIRE


         The undersigned beneficial holder of 7.375% Convertible Second-Lien Notes due 2012 (the "Notes") of RCN Corporation, a Delaware corporation (the "Company"), or common stock, par value $0.01 per share (the "Common Stock" and together with the Notes, the "Registrable Securities"), of the Company understands that the Company has filed or intends to file with the Securities and Exchange Commission a registration statement (the "Shelf Registration Statement") for the registration and resale of the Registrable Securities in accordance with the terms of the Registration Rights Agreement, dated as of December 21, 2004 (the "Registration Rights Agreement"), by and among the Company and the purchasers named therein. A copy of the Registration Rights Agreement is available from the Company upon request at the address set forth below.

         Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Shelf Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a selling securityholder in the related prospectus, deliver a prospectus to each purchaser of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners are encouraged to complete and deliver this Selling Securityholder Notice and Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as selling securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Notes wishing to include its Registrable Securities must deliver to the Company a properly completed and signed Selling Securityholder Notice and Questionnaire.

         Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and the related prospectus.

Notice

         The undersigned beneficial owner (the "Selling Securityholder") of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3) pursuant to the Shelf Registration Statement. The undersigned, by signing and returning this Selling Securityholder Notice and Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Notice and Questionnaire and the Registration Rights Agreement.

         The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete as of the date below:

Questionnaire

1.   (a) Full Legal Name of Selling Securityholder:

         _______________________________________________________________________

     (b) Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities listed in (3) below are held:

         _______________________________________________________________________

     (c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) through which Registrable Securities listed in
          (3) below are held:

         _______________________________________________________________________

2.   Address for Notices to Selling Securityholder:

     ___________________________________________________________________________

     ___________________________________________________________________________

     Telephone: ________________________________________________________________

     Fax: ______________________________________________________________________

     Contact Person: ___________________________________________________________

3.   Beneficial Ownership of Registrable Securities:

     (a) Type and Principal Amount of Registrable Securities beneficially owned:

          ______________________________________________________________________

          ______________________________________________________________________

     (b)  CUSIP No(s). of Registrable Securities beneficially owned:

          ______________________________________________________________________

          ______________________________________________________________________

4. If other than a natural person, please indicate the form or organization of the Selling Securityholder (e.g. corporation, limited liability company, limited partnership, general partnership, trust, estate, etc.):

     ___________________________________________________________________________

5. If the Selling Securityholder is not a natural person, and is not a publicly traded entity, please identify the individuals who beneficially own the shares or interests of the Selling Securityholder (including any intermediate entities through which such beneficial ownership is held) and the amounts and percentages of such ownership:

     ___________________________________________________________________________

     ___________________________________________________________________________

6. Please indicate whether the Selling Securityholder is a "broker" or a "dealer" (as such terms are defined in Section 3 of the Securities Exchange Act of 1934, as amended) or an affiliate of any broker or dealer.

     ___________________________________________________________________________

     ___________________________________________________________________________

7. If the Selling Securityholder is an affiliate of any broker or dealer, please indicate by checking the appropriate box whether the answer to the following questions is "True" or "False."

     (a) The Selling Securityholder purchased the Registrable Securities in the ordinary course of business.

                            ___ True      ___ False

     (b) At the time of the purchase of the Registrable Securities to be resold, the Selling Securityholder had no agreements or understandings, directly or indirectly, with any person to distribute them.

                            ___ True      ___ False

8.   Beneficial Ownership of the Company's securities owned by the Selling
     Securityholder:

     Except as set forth below in this Item (4), the undersigned is not the beneficial or registered owner of any "Other Securities," defined as securities of the Company other than the Registrable Securities listed above in Item (3).

     (a) Type and Amount of Other Securities beneficially owned by the Selling Securityholder:

          ______________________________________________________________________

          ______________________________________________________________________

     (b)  CUSIP No(s). of such Other Securities beneficially owned:

          ______________________________________________________________________

          ______________________________________________________________________

9.   Relationship with the Company:

     Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equityholders (5% or more) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

     State any exceptions here:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

10.  Plan of Distribution:

     Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Registrable Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned or alternatively, through underwriters, broker-dealers or agents (with the prior agreement of the Company). If the Registrable Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (i) on any national securities exchange or quotation service on which the Registrable Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such securities.

     State any exceptions here:

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

     ___________________________________________________________________________

         The undersigned acknowledges that it understands its obligation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Shelf Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

         The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

         Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

         In accordance with the undersigned's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

         By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to items (1) through (10) above and the inclusion of such information in the Shelf Registration Statement and the related prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related prospectus.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Selling Securityholder Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:                                     Beneficial Owner


                                           By:
                                              ----------------------------------
                                              Name:
                                              Title:


        PLEASE RETURN THE COMPLETED AND EXECUTED SELLING SECURITYHOLDER
                         NOTICE AND QUESTIONNAIRE TO:

                                RCN Corporation
                           General Counsel's Office
                              105 Carnegie Center
                          Princeton, New Jersey 08540
                           Telephone: (609) 734-3700
                           Facsimile: (609) 734-3701